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                                                                      Exhibit 11

                         CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Dresdner RCM Global Funds, Inc.

RE:  Dresdner RCM Global Technology Fund
     Dresdner RCM Global Small Cap Fund
     Dresdner RCM Large Cap Growth Fund
     Dresdner RCM Emerging Markets Fund
     Dresdner RCM Health Care Fund
     Dresdner RCM Biotechnology Fund

     We hereby consent to the incorporation by reference of our report dated February 20,1998 on our audit of the financial statements and financial highlights of the above referenced funds, under the Securities Act of 1933, as amended, of the Dresdner RCM Global Funds, Inc. We further consent to the reference to our Firm under the captions "Financial Highlights" and "Independent Accountants" in the Prospectus and Statement of Additional Information.


                                   /s/PricewaterhouseCoopers LLP
                                      --------------------------

Boston, Massachusetts
December 28, 1998